EXHIBIT 10



                                   AGREEMENT

                                    BETWEEN

                          OCCIDENTAL PHILIPPINES, INC.

                                      AND

                        ATWOOD OCEANICS PACIFIC LIMITED

                              FOR THE PROVISION OF

                              THE "ATWOOD FALCON"

                         MOBILE OFFSHORE DRILLING UNIT

                               CONTRACT NO. MODU/



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TABLE OF CONTENTS

SECTION I - GENERAL CONDITIONS OF CONTRACT

PART 1 - PRELIMINARY CONDITIONS

1.1      Definitions
1.2      Object of Contract
1.3      Term of Contract
1.4      Termination
1.5      Contract Documents

PART 2 - ROLE AND OBLIGATIONS OF CONTRACTOR

2.1      Independent CONTRACTOR
2.2      CONTRACTOR's Representative
2.3      CONTRACTOR's Personnel
2.4      CONTRACTOR's Items
2.5      Confidentiality
2.6      Safety
2.7      CONTRACTOR Permits and Authorizations
2.8      Cleaning Up
2.9      Use of Local Supplies
2.10     CONTRACTOR's General Responsibilities
2.11     Company Management System

PART 3 - PERFORMANCE OF OPERATIONS

3.1      Operational Management
3.2      Reports
3.3      Operating Requirements
3.4      Extra Supplies, Services and Additional Equipment at COMPANY's Request

PART 4 - ROLE AND OBLIGATIONS OF COMPANY

4.1      COMPANY's Representative
4.2      COMPANY's Items and Services
4.3      COMPANY's General Obligations
4.4      COMPANY's Permits and Authorizations

PART 5 - RIGHTS AND PRIVILEGES OF COMPANY

5.1      Inspection of Drilling Unit


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PART 6 - FINANCIAL CONDITIONS

6.1      Day Rates and Lump Sums
6.2      Adjustment of Rates
6.3      Currency of Payment
6.4      Invoicing
6.5      Payments
6.6      Taxes and Duties
6.7      Right to Audit

PART 7 - LIABILITY AND INDEMNITIES

7.1      Liabilities for Equipment and Personnel
7.2      Insurance

PART 8 - MISCELLANEOUS

8.1      Unsatisfactory Performance
8.2      Force Majeure
8.3      Bankruptcy or Abandonment of Operations by CONTRACTOR
8.4      Nonwaiver
8.5      Governing Law and Disputes
8.6      Assignment of Contract; Subcontracting
8.7      Notices
8.8      Conflict of Interest
8.9      Waiver; Title Headings; Entire Contract
8.10     Special Provisions

Appendix A - Company Management System

ANNEXES

ANNEX A - Description of CONTRACTOR's Equipment
ANNEX B - CONTRACTOR Personnel
ANNEX C - Equipment and Services Furnished by CONTRACTOR (C) or COMPANY (CO) ANNEX D - Offshore Contract Summary
                 D-1  - Primary Term Only
                 D-2  - Primary Term And
                           Extension Period If
                           Extension Period Is
                           Exercised





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MOBILE OFFSHORE DRILLING CONTRACT


THIS CONTRACT, is made and entered into this 29th day of January, 1997, for the conduct of petroleum operations under Service Contract 38 by the unincorporated Joint Venture of Occidental Philippines, Inc. and Shell Phillippines Exploration B.V., by and between OCCIDENTAL PHILLIPINES, INC., a California corporation, hereinafter referred to as "COMPANY", and ATWOOD OCEANICS PACIFIC LIMITED, a Caymand Islands corporation, hereinafter referred to as "CONTRACTOR".

WHEREAS, COMPANY has a contractual right under Service Contract 38 with the government of the Philippines to search for hydrocarbons and pursuant to that right desires to have offshore well(s) drilled and completed or abandoned.

WHEREAS, CONTRACTOR represents that it is engaged in the business of drilling, completing and abandoning offshore wells; that it has a drilling unit and all necessary spare parts and supplies required to perform this work and that its equipment is in good working order; and has fully trained and knowledgeable personnel capable of performing the work required of it under this Contract.

WHEREAS, CONTRACTOR is willing to drill and complete or, as necessary, plug and abandon such well(s) with its equipment and personnel according to good oil field practices and pursuant to all applicable treaties, laws, rules and regulations in return for compensation to be paid it by COMPANY.

NOW,   THEREFORE,   in  consideration  of  the  mutual  promises  and  covenants hereinafter provided, the Parties agree as follows:

PART 1 - PRELIMINARY CONDITIONS

1. 1       Definitions

In  this  Contract,   including  the  Annexes,   unless  the  context  otherwise
stipulates, the following words and phrases shall have the following meanings:

           1.1.1 "Air Operations Base" or "AOB" means the COMPANY's onshore location located at Manila Airport, Manila, the Republic of the Philippines.

          1.1.2(a) "First Commencement Date" means the time of day and the Date when the Drilling Unit has dropped its first anchor at COMPANY's first well location of the Primary Term, with CONTRACTOR's Items available in accordance with Annex A-1 and in good operating condition, as certified by CONTRACTOR, meets all Government regulations, rules, laws, orders and other requirements and, having obtained all relevant approvals and certificates, is in class and ready to commence Operations. This date shall not be before November 1, 1997.


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           1.1.2(b)        "Second  Commencement Date" means the time of day and
                           the date when the Drilling Unit has dropped its first anchor at COMPANY's first well location of the Extension Period, with CONTRACTOR's Items available in accordance with Annex A-2 and in good operating condition, as certified by CONTRACTOR, meets all Government regulations, rules, laws, orders and other
                           requirements   and,   having  obtained  all  relevant
                           approvals and certificates, is in class and ready to commence Operations.

           1.1.3 "COMPANY's Items" means equipment and services (other than CONTRACTOR's Items) specified in Annex C and furnished by COMPANY or CONTRACTOR at the expense of COMPANY.

           1.1.4      "COMPANY's   Personnel"   means  each   individual  and
                      the collective group of COMPANY's employees who are provided by COMPANY.

           1.1.5 "CONTRACTOR's Items" means the equipment and services specified in Annex A and Annex C that are to be provided by CONTRACTOR or COMPANY, at the expense of the CONTRACTOR.

           1.1.6 "CONTRACTOR's Personnel" means each individual and the collective group of CONTRACTOR's employees who are provided by CONTRACTOR.

           1.1.7 "Country of Operations" means the Republic of the Philippines.

           1.1.8 "Day Rate" or "Day Rates" means the rate or various rates of compensation earned for a twenty-four (24) hour period during the Drilling Period.

           1.1.9     "Drilling Period" means the time between Commencement Date and Termination Date.

           1.1.10          "Drilling  Unit"  means  the  CONTRACTOR's  equipment
                           complete   with  all   supplies  and   services,   in
                           compliance with Annex A of the Contract.

           1.1.11 "Extension Period" is defined in Annex D and means the period of time commencing upon the conclusion of the Primary Term and continuing until the Termination Date, if COMPANY exercises its option under Articles
                           1.3.2. The Primary Term and any Extension Period comprise the Drilling Period.

           1.1.12          "Force Majeure" has the meaning provided in Article
                           8.2.

           1.1.13 "Government" means the government of the Republic of the Philippines or, as the case may be, its agencies and representatives having control over the Operating Area.

           1.1.14 "Marine Operations Base" or "MOB" means the COMPANY's support facilities located on Mabini Base, Batangas, Republic of the Philipines.




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           1.1.15          "Operating  Area" means those  offshore areas covered
                           by an executed agreement between COMPANY and the Government and in which COMPANY is authorized to conduct exploration.

           1.1.16          "Operations"  means all  activities to be performed
                            under this Contract.

           1.1.17 "Primary Term" means the time from the First Commencement Date necessary to drill, complete, test and evaluate or abandon the two (2) wells as specified in Annex D, including any substitute well(s), as may be required, or upon delivery of the Drilling Unit to Western Anchorage at Singapore pursuant to Article 1.3.2 and as specified in Annex D-2, D-25.

           1.1.18 "Termination Date" means the time of day and date when the Drilling Unit is released by COMPANY and the last anchor of the Drilling Unit has been bolstered and the Drilling Unit has been cleared to depart the Country of Operations, or when this Contract is terminated by the COMPANY or CONTRACTOR, in accordance with its terms, whichever occurs first.

           1.1.19 "U.S. Dollars" or "U.S.D." means the currency of the United States of America.

           1.1.20 "Work" means all the activities necessary to drill, complete or abandon the wells in compliance with all the requirements under this Contract.

1.2        OBJECT OF CONTRACT

           CONTRACTOR shall drill, complete or abandon the well(s) in compliance with all the requirements under this Contract. In return for such compliance, COMPANY shall compensate CONTRACTOR in accordance with the provisions of this Contract. Each Party shall execute and deliver the documents and give the assurances necessary to give effect to the provisions of this Contract.

1.3        Term of Contract

           1.3.1 This Contract shall become binding on the Parties when signed by both Parties and shall continue until the end of the Primary Term, unless extended pursuant to Article
                      1.3.2 below.

           1.3.2 By giving written notice on or before June 30, 1997, COMPANY has the option to enter an Extension Period upon conclusion of the Primary Term for a length of time to upgrade the Drilling Unit to 3,500 feet water depth capability then drill wells offshore the Philippines for an additional firm drilling period of three (3) years. It is understood and agreed by the Parties that if the work contemplated by the COMPANY for the Extension Period is actually performed, such work will be done by CONTRACTOR with the Drilling Unit as specified in Annex A-2.

           1.3.3 This Contract shall expire on the Termination Date, subject to the rights and obligations accrued before the Termination Date, including, without limitation, earned compensation and discharge of equipment.











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1.4        TERMINATION

           1.4.1       COMPANY's Right To Terminate

                      COMPANY may terminate the CONTRACT, in whole or in part, at any time, by giving CONTRACTOR written notice thereof and without assigning any reason therefor. Such notice shall specify the effective date of termination should it be different from the date of the notice, except for WORK as may be necessary and approved by COMPANY to preserve and protect the WORK, COMPANY provided items, and other equipment, materials, temporary works and other items related to the WORK until hand over to COMPANY is effected. Upon such termination, all data, plans, specifications, reports, estimates, summaries, completed WORK and any WORK or reports in progress and all other information and materials as may have been accumulated by CONTRACTOR in carrying out the WORK shall be, in the manner and to the extent determined by COMPANY, become the property of and promptly be delivered to COMPANY.

                      If COMPANY  exercises  its right to  terminate  under this
                      Article 1.4.1 and 1.4.2(b), COMPANY shall pay to CONTRACTOR all amounts payable and due in accordance with the CONTRACT for WORK performed up to termination including payment of the Early Termination Rate the Initial Mobilization Fee and Second Mobilization Fee, if not already paid, and the Demobilization Fee set out in Annex D. Such amounts due shall be established in accordance with Annex D hereto, and no other amounts shall be payable. In the event that termination is exercised prior to commencement of mobilization of the Drilling Unit prior to the Primary Term, and the Extension Period has not been excerised, then only the Early Termination Rate shall be payable.

           1.4.2 Either Party shall have the right to immediately terminate this Contract upon written notice to the other Party:

                      (a) If the Drilling Unit is declared by the insurers thereof as an actual, constructive, compromised or arranged total loss and, except for compensation properly earned up to the time of day of that loss, no further remuneration shall be owed by COMPANY, except reimbursement for actual cost of demobilizing its personnel to the AOB and remaining equipment, if any, to the MOB.

                      (b) In the event of Force Majeure, provided that CONTRACTOR shall not have the right to early termination hereunder if and for so long as COMPANY continues to timely pay CONTRACTOR the Force Majeure Rate. COMPANY may exercise its right to early termination hereunder subject to the provisions of Article 1.4.1.




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           1.4.3      Subject to the conditions  contained  herein COMPANY shall have the right to terminate this Contract by written notice to CONTRACTOR:

                    (a) If the Drilling Unit does not meet the specifications defined in this Contract (i) at any time during the Drilling Period, or (ii) at the time of inspection by COMPANY, as stipulated in Article 5.1.1; if CONTRACTOR fails to remain in compliance with its covenants; or if COMPANY becomes dissatisfied with CONTRACTOR's conduct of the Operations hereunder (due to, but not limited to, slow progress or negligent or insufficiently skilled crew) and COMPANY has decided not to exercise its right of taking over as per Article 8.1 CONTRACTOR shall be entitled to no compensation, other than the Day Rates properly earned prior to the termination under this Article 1.4.3 (a) and payment of the Demobilization Fee.

                      (b) If CONTRACTOR does not procure or maintain the insurance policies specified in Article 7.2 of this Contract. CONTRACTOR shall be entitled to no compensation, other than the Day Rates properly earned prior to the termination under this
                               Article 1.4.3 (b) and payment of the Demobilization Fee.

                      (c) If COMPANY sends written notification to CONTRACTOR exercising its termination rights under paragraphs (a) or (b) above, CONTRACTOR shall have five (5) days to remedy or commence to remedy the condition giving rise to the notification. Failure to remedy or commence to remedy such condition shall result in termination at the end of such five (5) days without further notice.

                      (d) On the occurrence of any one or more of the events specified in Article 8.3. CONTRACTOR shall be entitled to no compensation, other than the Day Rates properly earned prior to the termination under this Article 1.4.3 (a).

           1.4.4      Except as otherwise provided in this Article 1.4, no other
                      remuneration   or   compensation   shall  be   payable  to
                      CONTRACTOR on termination of this Contract.

           1.4.5 On or after the Termination Date, CONTRACTOR shall allow COMPANY to remove, at a mutually agreeable time and place, any COMPANY Items and third party equipment and materials in the possession of CONTRACTOR, subject to Article 6.1.3 below.

1.5        CONTRACT DOCUMENTS

           1.5.1 The following documents are attached to the main body of this Contract and are by this reference incorporated into and made a part of this Contract:

                    ANNEX A-1 -  Description of  CONTRACTOR's  Equipment - 2,500
                                 ft. water depth
                          A-2 -  Equipment Furnished by CONTRACTOR
                                 - 3,500 ft. water depth

                      ANNEX B - CONTRACTOR Personnel




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                      ANNEX C - Equipment and Services Furnished by
                               CONTRACTOR (C) or COMPANY (CO)

                      ANNEX D-1 - Contract Summary - Primary Term Only

                      ANNEX D-2 - Contract Summary - Primary Term and Extension
                                  Period

                      ANNEX E - Insurance

1.5.2 In the event of any discrepancies or inconsistencies between the main body of this Contract and the Annexes, the provisions of the main body of this Contract shall control.

PART 2 - ROLE AND OBLIGATIONS OF CONTRACTOR

2.1        INDEPENDENT CONTRACTOR

           CONTRACTOR is an independent contractor under this Contract and shall possess all the rights and responsibilities of an independent contractor. As an independent contractor, CONTRACTOR shall have, inter alia, the right to control the manner and means of accomplishing the Operations. The obligations and liabilities of CONTRACTOR as an independent contractor under this Contract or in law shall not be waived, impaired or diminished.

           Neither CONTRACTOR nor CONTRACTOR's Personnel shall be considered employees, agents or servants of COMPANY.

2.2        CONTRACTOR'S REPRESENTATIVE

           CONTRACTOR shall nominate among its personnel on board the Drilling Unit a representative ("CONTRACTOR's Representative") who shall be in charge of all CONTRACTOR's Personnel on board and shall have full authority to represent CONTRACTOR in all daily matters. CONTRACTOR's Representative shall be empowered to bind the CONTRACTOR and to acknowledge events in writing. When not on board, CONTRACTOR's Representative shall nominate an on-board delegate who also shall have full authority to act as the CONTRACTOR's Representative.

2.3        Contractor's Personnel

           (a)        CONTRACTOR agrees and undertakes:

                      (i) To supply the competent and qualified personnel specified in Annex B. The shift schedule of its Personnel shall be in accordance with Annex B.

                      (ii) To maintain, at its own expense, on board the Drilling Unit, a certified medic to COMPANY's satisfaction.


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                      (iii)    To require its personnel to observe local
                               administrative rules, customs and laws.

                      (iv) To require its personnel to observe all technical and safety instructions given by COMPANY and CONTRACTOR, as well as COMPANY's instructions concerning security and pollution.

                      (v) To replace, at its own expense, upon COMPANY's request, any of CONTRACTOR's Personnel who, in COMPANY's reasonable judgement, are incompetent or unwilling or unable to render the services or fulfill or carry out the contractual obligations assigned to them under this Contract or whose conduct or behavior is not acceptable to COMPANY.

                      (vi) To carry out all administrative formalities in due time with respect to obtaining visas and/or residence and work permits for its personnel in the Operating Area and Country of Operations.

                      (vii) To be responsible for the hiring, salaries, insurance, accommodations, food and all expenses pertaining to CONTRACTOR's Personnel and to hold harmless COMPANY against all claims, costs and expenses concerning CONTRACTOR's Personnel, including but not limited to, taxes (including personal income taxes), holidays and social benefits.

                      (viii) To organize and transport, at its expense, its personnel between the AOB and point of origin in accordance with the instructions given by COMPANY and the normal shift schedule as defined in Annex B.

                      (ix) To maintain, at all times, adequate discipline and good order among its personnel on board the Drilling Unit and in the Country of Operations.


           (b) Except as otherwise expressly provided, the selection, replacement, hours of labor, remuneration and level of supervision of CONTRACTOR's Personnel shall be determined by CONTRACTOR.

           (c)        At the request of COMPANY,  CONTRACTOR  shall,  subject to its approval, decrease or increase the number of CONTRACTOR's Personnel. Day Rates shall be adjusted to reflect the resulting increase or decrease.


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2.4        CONTRACTOR'S ITEMS

           2.4.1 CONTRACTOR declares, warrants and represents that during the Drilling Period:

                      (a) The Drilling Unit and CONTRACTOR's Items shall be fit to perform the Operations contracted for herein with efficiency and in accordance with good oil field practices.

                      (b) The Drilling Unit and other CONTRACTOR's Items shall meet the specifications set out in Annex A as appropriate.

                      (c) The Drilling Unit shall be able to safely conduct Operations in the minimum and maximum water depths specified in COMPANY's Drilling program.

                      (d)      The  Drilling  Unit  shall  be  able  to  perform
                               Operations   continuously   and   safely  in  sea
                               conditions as specified in Annex A.

                      (e) The Drilling Unit shall be able to drill to a depth of at least five thousand (5,000) meters below the rotary table or as specified in Annex A.

           2.4.2 CONTRACTOR agrees and undertakes during the Drilling Period, at its expense:

                      (a) To Provide the Drilling Unit and all other CONTRACTOR's Items in good working condition.

                      (b) To maintain, at all times, first class housekeeping conditions onboard the Drilling Unit and to provide accommodations, limited to four
                               (4) persons per room, for all its personnel on board, plus up to an additional thirty (30) persons total from service companies and COMPANY.

                      (c) To retain and maintain on board the Drilling Unit, an adequate and customary supply of spare parts for the Drilling Unit and CONTRACTOR's Items with additional spares located at the Operations Base. Replenishment of spares to the Operations Base shall occur in order to maintain adequate stock levels.

                      (d) To install, operate, test and maintain in good working condition all CONTRACTOR's Items and, in particular, its well control equipment, marine equipment and safety equipment in accordance with:

                               (1)    manufacturer's instructions and
                                      recommendations;

                               (2)    COMPANY's instructions; and

                               (3)    good oil field and marine practices.



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                      (e)      To  promptly  notify  COMPANY  in  the  event  of
                               failure or malfunction of any piece of equipment or material which may impair or reduce the
                               efficient   performance   of  Operations  and  to
                               diligently proceed with the correction of such failure or malfunction. It is understood that replacement or repair of any equipment which is out of order shall be carried out within the shortest possible time. This shall mean using airfreight for replacement equipment.

                      (f) To have all its equipment, especially down-hole equipment, checked from time to time by a mutually agreed service company. A full inspection of the complete drill string (drill pipe, drill collars, subs, etc.), using magnaflux, sonic or other inspections acceptable to COMPANY shall be performed prior to spud of first well and, thereafter, at every six hundred
                               (600) rotation hours for drill collars and subs and every two thousand (2,000) rotation hours for drill pipe.

                      (g) To beacon the limits of the Drilling Unit, where applicable, with suitable light identification panels, sound signals and beacons installed in accordance with applicable Government regulations and COMPANY's requirements.

                      (h) To supply on board the Drilling Unit, electricity, piping for the supply of fresh water and compressed air (excluding breathing air for diving bell and air fir well testing) for COMPANY and service companies working for COMPANY as specified in Annex C.

                      (i) To transport CONTRACTOR's Items and spare parts from the points of origin to the MOB.

2.5        CONFIDENTIALITY

           2.5.1 CONTRACTOR agrees and undertakes to keep confidential any information obtained in the conduct of Operations, including, but not limited to, formations penetrated, results of coring, testing and surveying of the well and to take all steps necessary to ensure that CONTRACTOR's Personnel likewise keep such information confidential.

                      This obligation shall remain in force after the Termination Date and until such information is publicly disclosed by COMPANY or any third party so authorized by COMPANY.

           2.5.2 At the Termination Date, CONTRACTOR shall immediately hand over to COMPANY all documents, instruments and records, whether final or in draft form, concerning Operations carried out under this Contract which are still in CONTRACTOR's possession.

           2.5.3 CONTRACTOR shall forbid access to the Drilling Unit to (a) those persons not involved in the Operations, or (b) those persons unable to show a written authorization issued by COMPANY to go on board to Drilling Unit, provided that CONTRACTOR shall not forbid access to authorized Government or police representatives.



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2.6        SAFETY

           2.6.1 During the Drilling Period, CONTRACTOR shall, at its expense:

                      (a) Provide a Drilling Unit with a valid Certificate of Class. The Certificate shall be issued by an industry recognized classification society. It is understood that no dry docking of the Drilling Unit are scheduled during the drilling period, except during the scheduled shipyard upgrade period.

                      (b) Furnish and keep current a safety register book that records the following:

                               (1)    The essential characteristics of the
                                      Drilling Unit with the major
                                      modifications and repairs;

                               (2) The regulations in force on the Drilling Unit; and

                               (3) The incidents and/or accidents which occur on board;

                      (c) Furnish and keep up to date the operating manual of the Drilling Unit.

                      (d) Furnish, install, control and maintain in good working condition all installations or equipment needed for the safety, first aid, fire fighting, rescue and evacuation of all personnel on board the Drilling Unit and for the safety of the Drilling Unit itself in compliance with:

                               (1) The regulations of the authorities having jurisdiction and/or control over the Operating Area;

                               (2)    CONTRACTOR's regulations;

                               (3)    Classifying authority requirements;

                               (4)    Manufacturer's regulations and
                                      instructions;

                               (5)    COMPANY's regulations; and

                               (6)    Good oil field practices.

                    (e) Ensure that all personnel on board the Drilling Unit observe and comply with the safety regulations of CONTRACTOR and COMPANY, applicable laws and, at all times, exercise necessary care and attention to avoid fire, explosions and blowout. CONTRACTOR's Personnel shall be competent to organize evacuation and abandonment of the Drilling Unit and shall maintain permanently, in first class working condition, the detection, fire fighting and well control equipment used for fire fighting, blowout prevention and well protection.

                         CONTRACTOR's Personnel shall be certified for safety, if required by Government regulation. CONTRACTOR shall conduct safety drills and tests on prevention devices in compliance with well control regulations of CONTRACTOR, and CONTRACTOR's Personnel shall be trained in efficient fire and explosion prevention and in the use of fire fighting equipment. CONTRACTOR shall maintain all detection equipment and carry out improvements to same in order to minimize the occurrence of accidents and/or incidents already experienced on board the Drilling Unit during previous operations.

                      (f) Furnish, display and distribute a station bill that includes the following information:

                               (i)    the alarm definition:

                                      fire           :      discontinuous sound
                                      abandon        :      continuous sound

                               (ii) the exact place of rescue embarkation and access.

                                      All new  personnel  boarding  the Drilling
                                      Unit shall be informed by CONTRACTOR of the muster station and the name of the rescue boat.

                      (g) Keep COMPANY informed, without delay, of any circumstances which may indicate a dangerous situation and maintain the appropriate emergency measures in compliance with safety rules and good oil field practices.

                      (h) Ensure the evacuation of any injured personnel from the Drilling Unit to hospital, with COMPANY providing assistance to CONTRACTOR in obtaining the necessary emergency means. The cost of evacuation of such injured personnel from the Drilling Unit to the Operations Base, including cost of helicopter, shall be borne by COMPANY.

                      (i) Keep COMPANY informed, without delay, of any bodily injury occurring on board the Drilling Unit and complete all necessary forms as directed by regulations.

                      (j) Immediately advise COMPANY if CONTRACTOR considers it necessary to suspend Operations at any time for safety reasons and shall provide its reasons therefor.

           2.6.2 In the face of impending adverse weather or hazardous conditions, COMPANY's and CONTRACTOR's Representatives on board the Drilling Unit shall jointly decide the precautionary measures to be taken in order to safeguard personnel, well equipment, Drilling Unit and the well. CONTRACTOR and COMPANY shall each ensure that their respective representatives on board will not act unreasonably under this Article. In the event the two representatives cannot reach mutual agreement, the decision of CONTRACTOR's Representative shall prevail.

           2.6.3      CONTRACTOR   shall  carry  out  all  Operations  with  due
                      diligence, in a safe, workmanlike manner and in accordance with accepted oil field practices in the Operating Area.

2.7        CONTRACTOR's  PERMITS AND AUTHORIZATIONS

           Prior to the Commencement Date, CONTRACTOR shall obtain all approvals, permits and authorizations required by laws and governmental regulations or orders, for labor, material, services and supplies to be furnished by CONTRACTOR as specified herein. This compliance shall be maintained during the Drilling Period. COMPANY may assist CONTRACTOR to the extent necessary to obtain proper approvals.

2.8        Cleaning Up

           CONTRACTOR shall use its best efforts, at all times, to ensure that no toxic or hazardous substances, materials, garbage or scraps are deliberately discharged or accidentally dropped from the Drilling Unit to the sea.

           In  case  such  occurrences  result  from  CONTRACTOR's   negligence,
           CONTRACTOR shall bear all costs for cleaning up the location, if so requested by Government or COMPANY.

2.9        USE OF LOCAL SUPPLIES

           CONTRACTOR shall use materials, equipment and consumables produced in the country having jurisdiction and/or control over the Operating Area, provided that the prices, qualities and delivery dates are competitive in accordance with specified Government requirements.

2.10       CONTRACTOR's GENERAL RESPONSIBILITIES

          (a) The performance, operation, management and direction of CONTRACTOR's Items and of CONTRACTOR's Personnel shall be under the control, command and direction of CONTRACTOR, who shall bear, at all times, the duty to determine whether Operations can be safely continued or undertaken. These duties include, without limiting the generality of the foregoing, the duty to determine that all cargo and items of equipment are loaded and stored aboard the Drilling Unit in a proper and seaworthy manner, that proper precautions are taken for the safety of CONTRACTOR's Personnel, COMPANY's Personnel and third party personnel and that the Drilling Unit is, in all respects, seaworthy to undertake any Operations under existing or reasonably foreseeable conditions.

          (b) CONTRACTOR shall comply with those instructions of COMPANY that are in accordance with accepted oil field practice.


2.11       COMPANY MANAGEMENT SYSTEM

           COMPANY's Quality, Occupational Safety and Health, and Environmental Policies are contained in Appendix A of the General Conditions of Contract and CONTRACTOR shall comply therewith. It is important that COMPANY and CONTRACTOR management systems are compatible and CONTRACTOR shall notify COMPANY of any apparent conflicts between COMPANY and CONTRACTOR systems.

           In the event that CONTRACTOR management system parallels, duplicates or interfaces with COMPANY's management system, a summary of this shall be provided to COMPANY and CONTRACTOR shall ensure that adequate bridging documents are developed and that these are implemented and maintained during the period of the Contract.

PART 3 - PERFORMANCE OF OPERATIONS

3.1        OPERATIONAL MANAGEMENT

           CONTRACTOR agrees and undertakes:

           (a) To fully assume its responsibilities pursuant to the Contract and to assist the service companies working on board the Drilling Unit and ensure that Operations are performed in accordance with good (i) oil field practices,
                      (ii) marine practices, and (iii) safety regulations. CONTRACTOR shall afford COMPANY and COMPANY's authorized representatives every facility for checking that Operations are being properly performed.

           (b) To carry out all of COMPANY's orders, consistent with CONTRACTOR's independent contractor's status, as defined in Article 2.1 hereinabove, pertaining to the performance of the Operations such as, but not limited to, orders concerning sampling, issuing progress reports, suspension of drilling Operations for fluid/mud circulation, coring and those Operations required for the study of the formations being drilled.

           (c)        To conduct Operations  twenty-four (24) hours a day, seven
                      (7) days a week, under a permanent supervision of the CONTRACTOR's Representative.

           (d) To check and advise COMPANY on the volume of fuel and water on board the Drilling Unit as of the Commencement Date and from time to time thereafter, including the Termination Date. Payment for fuel and water shall be at COMPANY's current contract price in Singapore at the Commencement Date and Termination Date.

           (e) To handle transshipment of supplies and equipment between the supply vessels and the Drilling Unit.

           (f) To inform COMPANY of the required buoy pattern for the correct approach and positioning of the Drilling Unit on location, if applicable.

3.2        REPORTS

           CONTRACTOR agrees to furnish for retention by COMPANY:

           (a)        Any report or ticket required by COMPANY.

           (b)        A daily drilling report on a form acceptable to COMPANY.

           (c) Delivery tickets covering any COMPANY's Items furnished by CONTRACTOR, which shall be provided each day with the daily drilling report. The quantities and specifications of materials and supplies so furnished shall be checked and certified by CONTRACTOR's and COMPANY's Representatives.

           (d) Any other documents that are useful or necessary with respect to special circumstances and/or required by administrative authorities having jurisdiction or control over the Operating Area, such as, but not limited to, regulations, relevant drawings and diagrams of the Drilling Unit.

           (e) Records of COMPANY's Items on board the Drilling Unit, giving quantities, specifications and conditions.

           (f) Computer analysis, as available to CONTRACTOR, simulating the anticipated environmental conditions and yielding optimal riser and mooring system designs. This analysis shall be provided to COMPANY prior to Commencement Date. Receipt of the analysis by COMPANY shall not be deemed acceptance or approval of the analysis by COMPANY. COMPANY shall provide the anticipated environmental conditions required to perform the computer analysis.

           (g) Upon completion of the well all forms, job tickets, reports and charts relating to the different Operations still held by CONTRACTOR shall be delivered to Company.

3.3        Operating Requirements

           3.3.1 CONTRACTOR agrees and undertakes to maintain the drilling fluids (mud) in accordance with the specifications of COMPANY's drilling program, as provided by the Mud company representative furnished by COMPANY.


            3.3.2 CONTRACTOR shall use its best endeavors, in accordance with good oil field practices, to maintain deviation of the well within the limits specified by COMPANY in the drilling program. As often as COMPANY requires, measurement of deviation shall be made by CONTRACTOR with its equipment and by methods acceptable to COMPANY. Should deviation from the vertical exceed the limits specified by COMPANY, CONTRACTOR, at COMPANY's request, shall redrill the well so that the deviation from vertical shall not exceed the express limits. The redrilling to correct the deviation shall be at the Operating Rate. COMPANY, at its option, may furnish any special equipment and/or services to make such corrective measures. CONTRACTOR shall deliver to COMPANY the data pertaining to all meseaurments made by CONTRACTOR and all records resulting therefrom.

           3.3.3 Before running casing, CONTRACTOR agrees to condition the well, if necessary, so that the well will be free from all obstructing particles which might impede running of the casing. CONTRACTOR agrees to keep thread protectors on the casing stands until they are run and to grease the threads with a suitable thread compound.

           3.3.4 If, during drilling Operations, CONTRACTOR encounters a formation which reasonably appears to be oil or gas bearing, CONTRACTOR shall stop drilling and allow
                      COMPANY's Representative to examine the formation to decide what further Operations, if any, should be conducted.

          3.3.5 CONTRACTOR, at COMPANY's request, shall conduct formation test at any time during the drilling of the well.

           3.3.6 CONTRACTOR shall carry out all Operations, including, at COMPANY's request, completing or abandoning the well.

           3.3.7 At COMPANY's request, CONTRACTOR shall take cores of a specified length. CONTRACTOR shall save the cores, free from contamination, and place them in separate containers which shall be furnished by COMPANY.

           3.3.8 Should loss or gain of circulation, partial loss of circulation, water flow, abnormal pressures, heaving shales or similar formation, salt, or other special conditions, be encountered which make drilling abnormally difficult hindering normal drilling Operations, CONTRACTOR shall, without delay, take all reasonable steps to overcome such difficulties and shall immediately inform COMPANY's Representative.

           3.3.9 CONTRACTOR shall be responsible for knowing the depth of the well at all times. CONTRACTOR shall measure and keep records of the dimensions and length of drill pipe, casing and other tools run in the well. Furthermore, CONTRACTOR shall measure and record main sizes and keep drawings of all drilling, coring, fishing, logging and testing tools run in the well.

           3.3.10 CONTRACTOR shall ensure that the mud system (including choke manifold) shall conform to the drawings delivered to COMPANY's Representative and shall be first approved by COMPANY. CONTRACTOR shall, at all times, keep the mud system in good working condition.

           3.3.11 CONTRACTOR shall ensure that the Blow-out preventer stack system conforms to the specifications listed in Annex A and is kept in good working condition.

           3.3.12     CONTRACTOR   shall  furnish  drill  string  equipped  with
                      nonabrasive tool joints. Upon written acceptance by COMPANY, smooth banding fine particle tool joints may be submitted.

3.4        EXTRA SUPPLIES, SERVICES AND ADDITIONAL EQUIPMENT AT OPERATORS
           REQUEST

           3.4.1 The costs of catering for COMPANY's Personnel or anyone acting on its behalf in excess of COMPANY's daily number (specified in Annex C, Part III), shall be reimbursed to CONTRACTOR by COMPANY.

           3.4.2 Subject to CONTRACTOR's prior approval CONTRACTOR agrees to furnish, upon COMPANY's request, all casual labor, appliances, materials, supplies and services normally furnished by COMPANY in connection with the drilling and completing or abandoning of the well(s). COMPANY shall reimburse CONTRACTOR for such items if furnished, plus the handling charge set forth in Annex D.

PART 4 - ROLE AND OBLIGATION OF COMPANY

4.1        COMPANY'S REPRESENTATIVE

           COMPANY shall nominate a representative ("COMPANY's Representative") who shall be empowered to represent the COMPANY on board the Drilling Unit in all matters relating to Operations. COMPANY's Representative shall be empowered to bind COMPANY and to acknowledge events in writing.

           Before departing the Drilling Unit, COMPANY's Representative shall indicate to CONTRACTOR the name of his delegate on board who shall, in his absence, have the full authority of the COMPANY's Representative.

           COMPANY's Representative(s) and COMPANY's Personnel shall, at all times, have access to the Drilling Unit for the purposes of inspecting the Operations performed by CONTRACTOR, in order to verify that Operations are being performed in accordance with the provisions of this Contract.

4.2        COMPANY'S ITEMS AND SERVICES

           4.2.1 COMPANY shall, at its own cost (subject to the provisions of Article 4.2.3), supply, on board the Drilling Unit, COMPANY's Items.

           4.2.2 CONTRACTOR shall exercise the same care with COMPANY's Items and service companies' equipment and material as it does with its own. CONTRACTOR shall visually inspect all equipment furnished by COMPANY and service companies on board the Drilling Unit before using same and shall notify COMPANY of any apparent defects therein.

           4.2.3 Subject to CONTRACTOR's prior approval CONTRACTOR agrees to furnish, in accordance with COMPANY's request, any of COMPANY's Items at the expense of COMPANY, plus the handling charge set forth in Annex D.

           4.2.4 CONTRACTOR agrees to maintain COMPANY's Items in good working condition, to the extent of the capability and capacity of CONTRACTOR's Personnel and equipment on board the Drilling Unit. COMPANY shall furnish or reimburse CONTRACTOR for all spare parts and materials to repair or maintain COMPANY's Items.

4.3        COMPANY'S GENERAL OBLIGATIONS

           COMPANY shall:

           4.3.1 Define the location of each well and assist CONTRACTOR in ensuring proper positioning of the Drilling Unit. COMPANY will be responsible for selecting, marking and clearing the drilling location(s) and for notifying CONTRACTOR of any impediments or hazards to operations at each drilling location, including any pipelines or cable in the area.

           4.3.2 Advise CONTRACTOR, in writing, within a reasonable period prior to the spud date, of its requirements pertaining to the drilling of the well, including, but not limited to, general drilling program, well sizes, casing setting depths, mud type and characteristics, deviation limits, cementing methods, casing and blow out prevention testing procedures.

           4.3.3 Give all necessary written instructions regarding Operations to be performed by CONTRACTOR. From time to time, COMPANY's Representative or other authorized individual of COMPANY may issue written or oral instructions to CONTRACTOR concerning Operations.

           4.3.4 Have the right to supply to CONTRACTOR additional equipment and personnel as required for certain specialized Operations.

           4.3.5      Ensure geological supervision of the well(s).

           4.3.6 Not be allowed to alter the status of CONTRACTOR as an independent contractor. It is hereby clarified and agreed that should the instructions given to CONTRACTOR by COMPANY, with respect to Operations hereunder or the performance by CONTRACTOR of such instructions, in any way, derogate the status of CONTRACTOR as an independent contractor, CONTRACTOR shall be entitled to refuse the instruction on this basis. CONTRACTOR shall immediately inform COMPANY of its refusal on this ground.

4.4        COMPANY'S PERMITS AND AUTHORIZATIONS

           4.4.1 COMPANY represents that it is entitled to carry out the Operations provided for in this Contract within the specified Operating Area.

           4.4.2      COMPANY shall,  with the exception of the  requirements of
                      Article 2.7, obtain and hold valid, at COMPANY's expense, the permits, licenses and other Government authorizations which may be required of COMPANY by the Government in order to allow Operations to be performed.

           4.4.3 COMPANY, upon CONTRACTOR's request, will assist CONTRACTOR in obtaining customs clearances and licenses for importing and/or re-exporting CONTRACTOR's Items.

PART 5 - RIGHTS AND PRIVILEGES OF COMPANY

5.1        Inspection Of Drilling Unit

           COMPANY shall have the right to:

5.1.1 Inspect and verify the working condition of the Drilling Unit and CONTRACTOR's Items prior to Initial or Second Mobilization. If significant items which would impact the start of operations for an extended period are found not to be in good efficient working order, COMPANY may suspend this Contract upon giving written notice and proper documentation. COMPANY shall allow CONTRACTOR additional time to remedy its breach. Failure to immediately terminate by COMPANY shall not constitute a waiver of the right to terminate without payment, unless waiver by written instrument executed by both Parties. After the Commencement Date, this right, if applicable, is waived by COMPANY.

           5.1.2 Change the drilling program, discontinue Operations or complete or abandon any well, at any time.

           5.1.3 Approve the choice of supply contractors, if any, concerning material, equipment, personnel and services to be supplied by CONTRACTOR. Such approval shall not diminish the responsibilities of CONTRACTOR under this Contract or, in any way, nor release CONTRACTOR from any subsequent liability.

           5.1.4 Check CONTRACTOR's stock levels and inspect CONTRACTOR's Items, at any time and from time to time, and order its repair or replacement, at CONTRACTOR's expense, if found in poor condition or not conforming to manufacturer's specifications. Actual or implied approval of CONTRACTOR's Items by COMPANY shall not diminish the responsibilities of CONTRACTOR under the Contract or, in any way, release CONTRACTOR from any subsequent liability.

             5.1.5 Order a shutdown of Operations upon notification and proper documentation whenever and during such times as:

                      (a) CONTRACTOR's Personnel are deemed by COMPANY to be unsatisfactory; or

                      (b) CONTRACTOR's Items do not conform to manufacturer's specifications or to the specifications defined in Annex A; or

                      (c) CONTRACTOR's Items unreasonably endanger any person in the Operating area.

                               In such cases, CONTRACTOR's remuneration shall be reduced to Long Repair Rate for a period of up to seventy-two (72) hours or until CONTRACTOR has remedied such default, whichever occurs first. If CONTRACTOR does not remedy such default within seventy-two (72) hours, excess time shall be at Zero Rate.

           5.1.6      Order suspension of Operations at any time.

PART 6 - FINANCIAL CONDITIONS

6.1        DAY RATES AND LUMP SUMS

           6.1.1      General

                      COMPANY shall pay CONTRACTOR the amounts due, from time to time, and calculated according to the applicable day rates or lump sums set forth in this Article 6.1 and in accordance with the other provisions of Part 6 and Annex
                      D. No other charge, whatsoever, shall be due for payment by COMPANY unless specifically provided for in this Contract or agreed to, in writing, between the Parties. Day Rates shall be calculated pro rata to the nearest one-half (1/2) hour and based on a twenty-four (24) hour day.

           6.1.2      Mobilization

                      As otherwise provided in this Contract,  COMPANY shall pay
                      CONTRACTOR  the  Initial   Mobilization   Fee  and  Second
                      Mobilization Fee, if applicable, as set forth in Annex D.

                      The Initial Mobilization Fee shall cover all expenses incurred by CONTRACTOR prior to the First Commencement Date (except tow vessel costs as provided by COMPANY) and shall include CONTRACTOR's personnel costs, insurance, lubricants, hire of the Drilling Unit for moving the Drilling Unit directly from its last location to Company's first well location of the Primary Term.

                      The Second Mobilization Fee shall cover all expenses incurred by CONTRACTOR prior to the Second Commencement Date (except for vessel costs as provided by COMPANY) and shall include CONTRACTOR's personnel costs, insurance, lubricants, hire of the Drilling Unit for moving the Drilling Unit directly from a Southeast Asia shipyard to COMPANY's first well location of the Extension Period.

                      The Moving Rate shall commence at the First Commencement Date and Second Commencement Date and shall continue until completion of mobilization as specified in Article 6.1.6
                      (a).

           6.1.3      Demobilization

                      Except as otherwise provided in this Contract, the Demobilization Fee set forth in Annex D shall be payable at or after the Termination Date upon the full completion of discharge of third party equipment and materials and COMPANY's Items at the nearest Philippine port or other mutually agreeable place.

                      This lump sum payment shall cover, all expenses incurred by CONTRACTOR for demobilization and shall include, without limitation, insurance, hire of the Drilling Unit, moving costs of the Drilling Unit (together with such third parties' equipment and materials and COMPANY's Items, as COMPANY may leave on the Drilling Unit, until they are discharged as provided above), hire and movement of CONTRACTOR's Personnel, pilot fees, port dues and any other fees payable to the relevant port authorities. This payment shall also allow twenty-four (24) hours (beginning at a mutually agreeable time and place as provided above) for COMPANY to discharge, using CONTRACTOR's Drilling Unit and on-board machinery and equipment, any third party equipment and materials and COMPANY's Items from the Drilling Unit. Any additional time required for such discharge shall be payable at the Standby Rate.

                      No rate or payment shall be payable by COMPANY, except for this Demobilization Fee, provision of tow vessel(s) and fuel, the Standby Rate referred to in Article 6.1.3 above, if applicable, and the other payments properly payable by COMPANY under this Contract for demobilization of the Drilling Unit.

           6.1.4      Operating Rate

                      The Operating Rate shall apply from the first Commencement Date to the Termination Date, except whenever any other Day Rate, including, without limitation, Zero Day Rate, shall apply.

           6.1.5      Standby Rate

                      The Standby Rate shall apply:

                      (a) For any period during which COMPANY orders suspension of Operations, pursuant to
                               Article 5.1.6.

                      (b) For any period during which CONTRACTOR is unable to proceed with the Operations as a direct result of an act or omission of COMPANY or COMPANY's other contractors, including, without limitation, the failure of any of COMPANY's Items or the failure of COMPANY to issue instructions or to provide COMPANY's Items.

                      (c) During any period of delay when CONTRACTOR is unable to proceed with Operations because of adverse sea or weather conditions (including time to secure the well and equipment) for a maximum of forty-eight (48) hours per occurrence, after which the rate shall be the Force Majeure Rate.

                               CONTRACTOR shall endeavor to avoid any suspension of Operations due to adverse sea and weather conditions and shall use its best efforts to proceed with the Operations so long as reasonable safety can be maintained.

                      (d) For any period during which Operations are suspended due to repairs to the Drilling Unit and/or CONTRACTOR's Items caused by a blow out, fire, cratering or shifting of subsea surface.

                      (e) For any period before or after the Initial Mobilization and Second Mobilization for COMPANY inspections of the Drilling Unit and loading of COMPANY's Items, where such inspection or loading causes a delay to CONTRACTOR.

                      (f) For any period beyond twenty-four (24) hours after the mutually agreed time for the discharge of equipment and materials, as provided in
                               Article 6.1.3 above.

           6.1.6      Moving Rate

                      COMPANY shall pay the Moving Rate to CONTRACTOR during moves of the Drilling Unit to the first location, between locations and as otherwise specified.


                      This Rate shall be applicable:

                      (a) from the Commencement Date until the first bit is run through the rotary table at COMPANY's first location,

                      (b) from the time the B.O.P. and or wellhead is retrieved and secured on board the Drilling Unit until the first bit for the next well is run through the rotary table on the COMPANY's next location, and

                      (c) from the time the B.O.P. and or wellhead is retrieved and secured on board the Drilling Unit at COMPANY's last location until the Demobilization is commenced.

                      (d)      In the event that COMPANY exercises
                               its option to perform the Extension
                               Period pursurant to Article 1.3.2, from
                               the time the B.O.P. and or wellhead is
                               secured on board the Drilling Unit at
                               COMPANY's last well location of the Primary Term until the Shipyard Demobilization is completed and the Drilling Unit arrives at Western Anchorage, Singapore, or other mutually agreed location.

                               CONTRACTOR shall be responsible for safety on board the Drilling Unit and the provisions of
                               Article 7.1 shall apply with regard to any loss, damage or injury to its equipment, material and personnel during any moving period.

           6.1.7      Repair Rate

                      The Repair Rate shall apply:

                      For any period of shutdown during which Operations are suspended due to electrical, mechanical or hydraulic failure.

                      For any such period not related to subsea or mooring equipment the application of the Repair Rate shall be limited to a maximum of twelve (12) hours for any one occurrence and a total of twenty-four (24) hours for all periods of shutdown time during each thirty (30) day period. After which the Zero Rate shall apply.

                      However, for any such period related to subsea and mooring equipment the application of the Repair Rate shall be limited to a maximum of thirty-six (36) hours for any one occurrence and a total of seventy-two (72) hours for all such periods of shutdown time during each thirty (30) day period. After which the Zero Rate shall apply.

                      The CONTRACTOR shall use due diligence in effecting all repairs and in inspecting its equipment. If a certification or inspection by other authorities or agencies are required, those costs shall be for the account of CONTRACTOR.

           6.1.8      Force Majeure Rate

                      Force Majeure Rate shall apply from the moment that Operations have been suspended for Force Majeure and shall continue throughout the period of Force Majeure.

           6.1.9      Long Repair Rate

                      Long Repair Rate shall apply for a scheduled special survey or UWILD not to exceed five days during the period of this Contract and as expressly provided in this Contract.

           6.1.10     Early Termination Rate

                      Upon termination of this Contract pursuant to Articles 1.4.1, 1.4.2 (b) and 6.1.9 (a) the Early Termination Rate as set out in Annex D-1 or Annex D-2 shall apply.

           6.1.11     Zero Day Rate

                      Zero Rate (U.S.D. 0) shall apply:

                      (a) For any period during which, in order to comply with the requirements of the competent authorities exercising jurisdiction or control over the Drilling Unit, it becomes necessary to suspend Operations in order to repair or restore the Drilling Unit due to failure of CONTRACTOR to maintain the Drilling Unit in good working condition or class. Provided, however, that no compensation shall be due to CONTRACTOR for any period in excess of the time limit provided in Article 6.1.7 above, until Operations are resumed at the same point as when Operations were suspended.

                      (b) Where other Day Rates have reached a maximum allowable period and this Rate is expressly provided to apply.

                      (c) For the period of time commencing upon arrival of the Drilling Unit at Western Anchorage at Singapore (or other mutually agreed location) until the Second Commencement Date, except when the Standby Rate shall apply as specified herein.


6.2        Adjustment Of Rates

           6.2.1 Except as provided below, rates and fees are firm and not subject to escalation during the Drilling Period.

           6.2.2 If the costs that CONTRACTOR pays for the Operations with respect to any of the individual items listed below in Paragraph (a) through (e) inclusive shall vary by five percent (5%) or more from the date of this Contract, then the Day Rates shall be adjusted to reflect the actual amount of increase or decrease in such costs. Any such adjustment shall be effective after thirty (30) days after the date that either CONTRACTOR or COMPANY notifies the other that such rate adjustment is applicable, together with reasonable details thereof.

                      (a) Adjustment in labor cost, wages, salaries and benefits paid employees engaged in the Operations;

                      (b) Increase or decrease in the number of CONTRACTOR's Personnel engaged in the Operations;

                      (c) Change in CONTRACTOR's work schedule for the Operations;

                      (d) Change in the cost of insurance premiums applicable to the Operations, provided any increase is not due to CONTRACTOR's poor safety record;

                      (e) Change in CONTRACTOR's costs for the Operations resulting directly from new laws and regulations, or interpretation or application of existing laws and regulations, of the Country of Operations; or

                      (f) Adjustment in the equipment and maintenance portion of the day rates based on movements in the U.S. Producer Price Index for Oilfield Machinery and Equipment.

6.3        Currencies

           6.3.1 The accounting currency and payment of the Contract shall be United States Dollars.

           6.3.2 Reimbursements to CONTRACTOR for expenditures incurred in local currency shall be calculated by COMPANY at a fair market, legal rate of exchange existing on the actual date of expenditure.

6.4        INVOICING

           CONTRACTOR shall invoice COMPANY on a monthly basis for all amounts due for the preceding month. Invoice for the Demobilization Fee shall be sent after full completion of the discharge of third parties' equipment and materials and COMPANY's Items in Singapore.

           All invoices should be accompanied by documents showing that the relevant costs were actually incurred and approved by COMPANY's representative.

           CONTRACTOR shall send separate invoices in duplicate, for:

           (a)        Lump Sum(s), (Mobilization and Demobilization Fee);

           (b)        Day Rates; and

           (c)        Reimbursable expenses.

           All invoices shall be rendered in U.S. Dollars, and invoices for expenses incurred in other currencies shall show the currency(ies) in which the expense was incurred and the rate of exchange used to convert the amount to U.S. Dollars.

           All invoices must be submitted to COMPANY not later than sixty (60) days after the Termination Date; COMPANY shall have the right to reject any invoice submitted after said date.

6.5        PAYMENTS

           COMPANY shall pay all undisputed invoices within thirty (30) days after the date of receipt of invoice:

           If COMPANY, acting in good faith, disputes an invoiced item, COMPANY shall notify CONTRACTOR of the item in dispute, specifying the reason therefor, and payment of the disputed item shall be withheld, without interest, until settlement of the dispute, but payment of the undisputed balance of the invoice shall be effected within the period provided for hereinabove.

           Payment of any invoice hereunder shall not prejudice the right of COMPANY to question the correctness of any charges thereon. Within twenty-four (24) months from its receipt of any such invoices, COMPANY shall be entitled to audit and make objections to any item or items thereon by delivering to CONTRACTOR written notice specifying the reasons for objections. Should COMPANY so notify CONTRACTOR within twenty-four (24) months, adjustments shall be made between the Parties as to the correctness or incorrectness of such item(s) in dispute.

6.6        TAXES AND DUTIES

    6.6.1 CONTRACTOR shall assume full and exclusive liability for the payment of all taxes, including local taxes, by way of illustration and not limitation, corporation tax, income tax and personal income taxes and value added tax now or hereafter levied or impose and related to or assessed upon the profits or assumed profits of CONTRACTOR, arising directly or indirectly out of performance of this Contract. CONTRACTOR indemnifies and holds harmless COMPANY from all responsibility, liability and risk for the payment of these taxes and any interest or penalty arising due to a failure to pay by CONTRACTOR.

                      If required by law, rule or regulation, COMPANY shall withhold from payments to CONTRACTOR any amounts necessary to comply with Country of Operations taxes. Such payments shall be considered paid to CONTRACTOR when paid to the Government authorities.

           6.6.2 Customs duties, excluding broker's and exemption document fees, shall be borne by COMPANY, if CONTRACTOR has met all required formalities for importing or reexporting its own equipment and spare parts and provided that:

                      (a) CONTRACTOR has, before paying or incurring any obligation to pay for such customs duties and fees, advised COMPANY of the particulars and amounts thereof in sufficient time to allow COMPANY, if it so desires, to give instructions regarding importation or exportation; and

                      (b) CONTRACTOR has fully complied with COMPANY's instructions in connection with the importation or exportation of its equipment and spare parts.

                               CONTRACTOR will be reimbursed, without handling charge, upon presentation of receipts for the amount which CONTRACTOR has been obliged to pay for all such customs duties and fees.

                               COMPANY  shall  not  be  obligated  to  reimburse
                               CONTRACTOR:

                               (i) for any penalties or interest imposed on CONTRACTOR for failure to pay, in due time, said customs duties; and

                               (ii)         in case  CONTRACTOR  has  omitted to
                                            secure   locally   such   items   of
                                            comparable quality,  quantity, price
                                            and suitability as those imported as
                                            per Article 2.9.

                               (iii) any import or export charges, duties, taxes, penalties or interest for personal effects, food, alcohol, tobaccos and other goods of CONTRACTOR's Personnel.

                      CONTRACTOR shall hold COMPANY harmless from and against any and all claims or liabilities which may arise from CONTRACTOR's failure to comply with the requirements of any Governmental agency having jurisdiction over the custom duties.

6.7        RIGHT TO AUDIT

           CONTRACTOR shall keep proper books, records and accounts of the Operations hereunder and shall allow COMPANY to inspect said books, records and accounts at all reasonable times within a period of two
           (2) years following the Termination Date of this Contract.

PART 7 - LIABILITY AND INDEMNITIES

7.1        LIABILITIES FOR EQUIPMENT

           7.1.1 (a) Except as otherwise specified in this Contract, CONTRACTOR shall not be liable for damage to or loss or destruction of COMPANY's Items or other property of COMPANY, and COMPANY shall indemnify and hold CONTRACTOR harmless in respect of any expense, loss or claim related to or resulting from such damage, loss or destruction regardless of the cause or causes of such loss, damage or destruction.

                      (b) Except as otherwise specified in this Contract, COMPANY shall not be liable for damage to or loss or destruction of CONTRACTOR's Items, equipment or other property of CONTRACTOR, and CONTRACTOR shall indemnify and hold COMPANY harmless in respect of any expenses, loss or claim related to or destruction regardless of the cause or causes of such loss, damage or destruction.

           7.1.2      In-Hole Equipment

                      (a) COMPANY will compensate CONTRACTOR for a rate of wear in excess of the normal rate to be mutually agreed upon, if it is established that the wear was caused by exposure to unusually corrosive or otherwise destructive elements to CONTRACTOR's in-hole equipment or choke manifold and such was outside the control of CONTRACTOR.

                      (b) COMPANY shall be responsible for damage to or loss of CONTRACTOR's in-hole equipment below the rotary table. COMPANY shall reimburse CONTRACTOR a depreciated replacement cost F.O.B. at the Port of Singapore which includes relevant importation taxes, duties and fees. The depreciation on all items shall be as follows:


                                    FROM COMMENCEMENT DATE OF BOTH
                               THE PRIMARY TERM AND EXTENSION PERIOD

                         Years                                   Percent

                       less than 1                                  90%
                         1 to 2                                     80%
                         2 to 3                                     70%
                         3 to 4                                     60%
                         over 4                                     50%

                               If the cost of repair is less than the replacement cost, COMPANY will reimburse the cost of repair. All reimbursements are reduced by all proceeds from insurance on the item lost or damaged. The COMPANY will not reimburse CONTRACTOR where loss or damage is caused by CONTRACTOR's sole negligence or use of damaged, fatigued or abused equipment.

                      (c) Except as provided in Article 7.1.8, CONTRACTOR shall be solely responsible for damage to or loss of CONTRACTOR's mooring equipment, howsoever caused.

           7.1.3      CONTRACTOR's Personnel

                      CONTRACTOR agrees to protect, defend, indemnify and save COMPANY harmless from and against all claims, demands and causes of action, of every kind and character, without limitation, including negligence, whether active or passive and without regard to the cause or causes thereof, arising in connection with the Operations by CONTRACTOR's Personnel or CONTRACTOR's invitees, on account of bodily injury, death or damage to or loss of their property.

           7.1.4      COMPANY's Personnel

                      Except as provided in Article 7.1.3, COMPANY agrees to protect, defend, indemnify and save CONTRACTOR harmless from and against all claims, demand and causes of action, of every kind and character, without limitation, including negligence, whether active or passive, and without regard to the cause or causes thereof, arising in connection herewith by COMPANY's employees, or COMPANY's invitees, on account of bodily injury, death or damage to or loss of their property.

           7.1.5      Third Party Liability

                    (a) Except as may be otherwise provided in this Contract, CONTRACTOR shall protect, indemnify and save harmless COMPANY (and any company, firm or other entity associated or affiliated with the Operations and the parents, direct and indirect, subsidiaries and affiliates of COMPANY) and, at COMPANY's request, investigate and defend COMPANY (and the aforementioned companies, firms and entities) from and against all claims, demands and causes of action, of every kind and character, without limitation and without regard to the cause or causes therof, arising in favor of or made by third parties, on account of bodily injury, death or damage to or loss of their property resulting from any negligent act or omission or willful misconduct of CONTRACTOR or its subcontrator.

                    (b) Except as may be otherwise provided in this Contract, COMPANY shall protect, indemnify and save harmless CONTRACTOR and, at CONTRACTOR's request, investigate and defend CONTRACTOR and all subsidiaries and affiliates of CONTRACTOR from and against all claims, demands and causes of action, of every kind and character, wthout limitatino and without regard to the cause or causes therof, arising in favor of or made by third parties on account of bodily injury, death or damage to or loss of their property resulting from any negligent act or omission or willful misconduct of COMPANY or its subcontractors.

                      (c)      Notwithstanding the provisions of paragraph 7.1.5
                               (a) above, COMPANY shall assume liability for and shall save CONTRACTOR harmless from and against all claims by third parties against CONTRACTOR arising from cratering or blowout of any well drilled under this Contract.

                      (d) For the purposes hereof; "third party" means any party other than COMPANY, CONTRACTOR and their respective Personnel.

           7.1.6      Loss of or Damage to the Well

                      In the event the well should be lost or damaged, COMPANY shall be solely responsible for such damage or loss of the well, including the casing therein, and shall bear the costs thereof, and COMPANY shall protect, release, defend, indemnify and save CONTRACTOR harmless in this regard. Notwithstanding the foregoing, if any such loss or damage to the well is caused by CONTRACTOR's sole negligence or wilful misconduct, CONTRACTOR shall be obligated to redrill the hole to the depth at which the original well was lost, at the Day Rate(s) applicable under Article 6.1 herof, discounted at thirty-five percent (35%), which shall be COMPANY's sole remedy under this Article 7.1.6.

           7.1.7      Liability for Underground Damage

                      COMPANY agrees to protect, defend, indemnify and save CONTRACTOR harmless from and against any and all claims against CONTRACTOR, whether by COMPANY or a third party, directly or indirectly related to Operations under this Contract, on account of injury to, destruction of, or loss or impairment of any underground property right in or to oil, gas or other mineral substance and for any loss or damage to any formations, strata or reservoir beneath the seabed.

           7.1.8      Control of Wild Well

                      COMPANY shall be liable for the cost of regaining control of any wild well, as well as the cost of removal of debris (excepting the Drilling Unit as provided in Article 7.1.12) caused by such wild well, and shall indemnify and defend CONTRACTOR against any such cost, claim, demand or cause of action, all other rights and indemnities provided herein remain unchanged.

           7.1.9      Pollution and contamination

                      Notwithstanding anything to the contrary contained herein:

                      (a) CONTRACTOR shall assume all responsibility for and shall protect, defend, indemnify and save COMPANY harmless from and against all claims, demands and causes of action, of every kind and character, arising for cleaning up and containing pollution or contamination which originates above the surface of the water from spills of fuels, lubricants, motor oils, pipe dope, paints, solvents, ballast, bilge and garbage in CONTRACTOR's possession and control and associated with CONTRACTOR's Items and facilities.

                    (b) COMPANY shall assume all responsibility for and shall protect, defend and indemnify and save the CONTRACTOR harmless from and against all claims, demands and causes of action, of every kind and character, arising from all pollution or contamination, other than that described in (a) above, which may occur as a result of Operations hereunder, including, but not limited to, that which may result from fire, blowout, cratering, seepage or any other uncontrolled flow of oil, gas, water or other substance, as well as the use or disposition of oil emulsion, oil base or chemically treated drilling fluids, contaminated cuttings or cavings, lost circulation and "fish" recovery materials or fluids.

                    (c) In the event that a third person commits an act or ommission which results in pollution or contamination for which either CONTRACTOR or COMPANY is held to be legally liable, the responsibility therefore shall be considered, as between the CONTRACTOR and COMPANY to be the same as if CONTRACTOR or COMPANY (for whichever one such person was working when such act or omission occurred) had committed such act or omission and all of the rights and obligations respecting defense, indemnity, holding harmless and limitation of responsibility and liability, as set forth in (a) and
                         (b) above, shall be specifically applied.

           7.1.10     Liability for Indirect and Consequential Damages

                      Notwithstanding any provision of this Contract, in no event shall either Party be liable to the other or their respective parents, subsidiaries of affiliates, for any indirect or consequential damages which may be suffered by the other in connection with the performance of this Contract, including, but not limited to, loss of profits, loss of product, loss of property or mineral rights or business interruptions.

           7.1.11     Patent Indemnity

                    (a) CONTRACTOR, at its own expense, shall defend COMPANY against any and all suits and actions alleging that any equipment or part thereof furnished by CONTRACTOR under this Contract, or any operation of such equipment or part thereof, constitutes an infringement of any patents, and CONTRACTOR shall indemnify COMPANY against and hold it harmless from all damages and cost, including any costs or expenses incurred in defending such actions, which may be adjudged or decreed against COMPANY as the result of any such suit or action.

          (b) COMPANY, at its own expense, shall and defend CONTRACTOR against any and all suits and actions alleging that any equipment or part thereof furnished by COMPANY for use under this Contract or any operation of any such equipment of part thereof, which operation is specified or approved by COMPANY, constitutes an infringement of any patents, and COMPANY shall indemnify CONTRACTOR and hold it harmless from all damages and costs, including any costs or expenses incurred in defending such actions, which may be adjudged or decreed against CONTRACTOR as a result of any such suit or action.

           7.1.12     Removal of Wreck

                      If the Drilling Unit becomes a total loss or a wreck or an obstruction to navigation or operations of COMPANY, or is otherwise abandoned, CONTRACTOR shall, if deemd necessary by Company, or if required by applicable law or by the government having jurisdiction or control over the Operating Area, remove, at its own cost and expense, the Drilling Unit from the Operating Area to the satisfaction of COMPANY.

           7.1.13     Notification of Claims

                      Each Party shall notify the other Party immediately of any claim, demand or suit made or brought against it or any of its personnel in connection with or arising out of the subject matter of this Contract.

           7.1.14              General Application Clauses

                      a) For purpose of this Part 7, COMPANY and Party shall include Occidental Philipines, Inc. and his coventurer Shelf Philippines Exploration B.V., their respective parent(s), subsidiaries and affiliates and their officers, directors and employees; and CONTRACTOR shall include its parent(s), subsidiaries and affiliates and their officers, directors and employees.

               b) The basic philosophy intended to be reflected in this Part 7 is to have each party assume responsibilities and liabilities, including cost, expense and legal fee incurred in defending against asserted claims, for certain areas of risk, thereby avoiding duplicaiton of insurance coverage insofar as possible. Accordingly, where COMPANY or CONTRACTOR has assumed liability or responsibility for a claim, loss or damage or has undertaken to indemnify the other party, the provision of this Contract will apply, notwithstanding gross, sole and/or concurrent negligence or fault of either COMPANY or CONTRACTOR, either active or passive, unseaworthiness of vessels (whether or not preexisting), and/or any theory of strick liability relating to ruin or defective premises, equipment, facilities or appurtenances of either party under any applicable code or law, any other type of strict liability, whether or not such preexists this Contract and/or is latent, patent or otherwise.

7.2        INSURANCES

           7.2.1      CONTRACTOR's Insurance

                      Throughout the entire duration of this Contract, CONTRACTOR shall, at CONTRACTOR's expense, procure and maintain with an insurance company (or companies), to the satisfaction of COMPANY, insurance policies to cover its liabilities under this Contract as set forth in Article
                      7.1 hereinabove. Such insurance shall include at least the insurance coverages and amounts thereof described in Annex E hereto. CONTRACTOR will require each of its subcontractors to provide such insurance coverages and amounts thereof, set forth in Annex E, that CONTRACTOR considers necessary; and deficiency in the coverages or amounts or policy limits of such subcontractors insurance coverages shall be the responsibility of CONTRACTOR. CONTRACTOR shall furnish copies of the corresponding insurance policies or Certificates of Insurance to COMPANY before the Commencement Date. CONTRACTOR shall provide thirty (30) days or more prior written notice to COMPANY of any substantial change to or cancellation of its insurance.



           7.2.2      Waiver of Subrogation

                         For the risk assumed by each party  hereunder,  neither
                    the underwriters, insurers, nor insurance carriers of either party hereto will have any right of subrogation against the other party hereto, or its agents, labor, invitees, servants or coventurers; or against underwriters, insurers or insurance carriers of the other party; and such rights of subrogation with respect to Operations under this Contract are mutually waived. All policies of insurance possessed, procured or maintained by either party will be suitably and adequately endorsed to effectuate the waiver of subrogation.

                      Except for Worker's Compensation insurance, as provided in Annex E, COMPANY and its coventurers, if any, shall for the risk assumed by CONTRACTOR hereunder, be placed as an additional insured on all coverages. All insurance policies shall, for the risk assumed by CONTRACTOR hereunder, state the underwriters' waiver of subrogation and recourse against COMPANY, its coventurers, its underwriters and its contractor and subcontractors.

                      All insurance provided by CONTRACTOR shall be primary and not contributory to any other insurance available to COMPANY, to the extent CONTRACTOR has expressly agreed to be liable under this Contract.

           7.2.3      OPERATOR's Insurance

                      COMPANY declares that it shall, for the duration of the Contract, carry and maintain insurance policies required to cover its own liabilities as per Article 7.1. CONTRACTOR shall be named as coinsured in the COMPANY's insurance policies, which shall state, in addition, the underwriter's waiver of subrogation and recourse against CONTRACTOR and CONTRACTOR's underwriters and subcontractors.

           7.2.4      Payment of Insurance Premiums

                      The cost of the different policies contracted by CONTRACTOR (including those that do not apply to this Contract) is included in the Day Rates, and CONTRACTOR shall be responsible for payment of the related premiums.

                      COMPANY  may  request   CONTRACTOR  to  change  the  above
                      policies or the cover specified therein, provied the cover to the benefit of CONTRACTOR thereby shall not be reduced. The increase in premiums, resulting from these changes, will be paid by COMPANY upon presentation of corresponding vouchers.


PART 8 - MISCELLANEOUS

8.1        UNSATISFACTORY PERFORMANCE

           COMPANY is entitled to take over the operation of CONTRACTOR's equipment in the following circumstances and subject to the following conditions:

           In the event that COMPANY becomes dissatisfied with CONTRACTOR's conduct of the Operations hereunder on account of slow progress or incompetence in the performance of this Contract, as a result of causes reasonably within the control of CONTRACTOR, COMPANY shall notify CONTRACTOR, in writing, the detailed grounds of its dissatisfaction. Should CONTRACTOR fail or refuse to remedy the matters complained of or not take steps and diligently proceed to so remedy such matters within two (2) days after the written notice is received by CONTRACTOR, COMPANY shall have the right, at its option, to either take over the operation of CONTRACTOR's equipment for the purpose of completing the drilling of the well or to terminate this Contract. Should Operations be taken over by COMPANY, the cost of such Operations shall be paid for by the COMPANY, who shall compensate CONTRACTOR for the use of CONTRACTOR's drilling tools, machinery and appliances at the applicable Rate, less all expenses and costs incurred by COMPANY in such Operations. COMPANY shall, on the completion of the work, return such drilling tools, machinery and appliances to CONTRACTOR in as good condition as when taken over, normal wear and tear excepted. In the event of the drilling Operations being taken over by COMPANY, as herein provided, all Operations thereafter shall be conducted at the sole risk of COMPANY and the liability provisions of this Contract intended for CONTRACTOR's account shall become liabilities for COMPANY's account. Subject to underwriter approval, CONTRACTOR shall transfer to COMPANY benefit of all policies ensuring CONTRACTOR's operations.

8.2        FORCE MAJEURE

           Each party to this contract shall be excused from complying with the terms of this Contract (except for the payment of monies when due), and neither party to this Contract shall be liable for failure to perform under the term of this Contract if and for so long as such performance is hindered or impeded by Force Majeure, which is defined as civil or labor disturbances, riots, strikes (other than strikes limited solely to CONTRACTOR's Personnel), wars (declared or undeclared), military actions, insurrection, rebellion, terrorist or anti-government acts, acts of any Governmental or military agency under actual or assumed authority, action of elements (excluding adverse sea and weather conditions), floods, storms or other acts of nature, or any cause beyond the control of either party, whether or not similar to the matters herein specifically enumerated; and, provided that, where applicable, none of the above shall have been caused by action or negligence of either of the parties. However, the party and/or the parties shall take any steps under its and/or their control to remedy the above circumstances.

           Inability of either party to secure funds, arrange bank loans or other financing or obtain credit shall not be regarded as Force Majeure.

8.3        BANKRUPTCY OR ABANDONMENT OF OPERATIONS BY CONTRACTOR

           Should CONTRACTOR becomes insolvent or enter into any arrangement with or for the benefit of its creditors, or becomes unable or refuse or neglect to carry out the Operations or any part thereof, or if CONTRACTOR's equipment is seized or put in execution, COMPANY may, by notice, in writing, to CONTRACTOR, terminate this Contract without thereby affecting in other respects the obligations or liabilities of CONTRACTOR. On such termination, all use by CONTRACTOR of the equipment, implements and materials shall cease, and COMPANY may employee other contractors or workmen to perform and complete the work or may itself complete the same, and the costs, charges and expenses of such completion in excess of that which COMPANY would have paid had the event not occurred may be deducted by the COMPANY from any monies due to or become due to the CONTRACTOR.

8.4        NON-WAIVER

           No requirement hereof and, in particular, no breach of this Contract hereunder, shall be considered as waived by either party unless the same is specifically waived in writing and then only by the persons executing this Contract or other duly authorized agent or representative of the party.

8.5        GOVERNING LAW AND DISPUTES

           8.5.1      This  Contract  shall  be  exclusively   governed  by  and
                      construed in accordance with the substantive laws of England, excluding any conflicts of law rules that would cause the substantive law of another jurisdication to be applied, and the same laws shall exclusively govern the merits of any dispute as referred to in Article 8.5.2.

8.5.2 Any dispute between the COMPANY and the CONTRACTOR whether resulting from a claim in contract, in tort or based on any other legal doctrine which may arise out of or in connection with this Contract or the interpretation, application, implementation, validity, breach or termination of this Contract or of any provision hereof shall be exclusively referred to and finally settled by arbitration in London, England in accordance with the Rules of the London Court of International Arbitration by three (3) arbritators appointed in accordance with the said Rules. The appointing authority shall be the London Court of Internatinoal Arbitration. The arbitration proceedings shall be conducted in the English language. The arbitral award shall be final and binding upon the Parties and enforceable by any court having jurisdiction for that purpose. Any appeal to the High Court shall be excluded in accordance with Section 3 of the Arbitration Act 1979 of England.

8.6        ASSIGNMENT OF CONTRACT; SUBCONTRACTING

8.6.1 Neither CONTRACTOR nor COMPANY willl have the right to assign this Contract, in whole or in part, without the written consent of the other Party, which consent will not be unreasonably withheld. This restriction will not apply to an assignment to a parent, a subsidiary corporation, a subsidiary of a parent or to COMPANY's coventurer Shell Philippines Exploration B.V., which assignment may be made at any time without the written consent of the other; however, written notice shall be served to the other party. In the case of any assignment, the assignor hereby guarantees to the other party full performance under this Contract by the assignee.

8.6.2 Except in respect of routine repairs and maintenance of the Drilling Unit CONTRACTOR shall not have the right to subcontract the Work to be performed by it hereunder or any part thereof.

8.7        NOTICES

           Notices, reports and other communications required or permitted by this Contract to be given or sent by one (1) party to the other shall, except where herein otherwise provided, be in writing and in the English language, be effective upon receipt, and be delivered by hand or registered mail, facsimile or telex, as the case may be, to COMPANY's or CONTRACTOR's addresses as provided in Annex D.

           Notices and communications relating to day-to-day Operations may be given by either party by delivery thereof to the other Party's Representative on board the Drilling Unit.

           Either party may, by notice to the other, change its address.

           COMPANY

           OCCIDENTAL PHILIPPINES, INC.
           20th Floor, Pearlbank Centre
           146 Valero Street, Salcedo Village
           Makati City, Philippines 1227

           Attention: J. Scofield
           Telephone: 63-2-810-0292 or 840-0509
           Facsimile: 63-2-816-4556

           CONTRACTOR

           ATWOOD OCEANICS PACIFIC LIMITED
           332A-11A Eleventh Floor
           Ampang City
           Jalan Ampang
           50450 Kuala Lumpur
           MALAYSIA

           Attention : Operations Manager
           Telephone : 011-603-456-9714
           Telex     : MA 32023 CLRWAY
           Facsimile : 011-60-3-456 8623

           Also Copied To:

           ATWOOD OCEANICS INC.
           15835 Park Ten Place Drive
           Houston, Texas 77084 USA

           Attention : Mr. Glen Kelley
           Telephone : 1-281-492-2929
           Facsimile : 1-281-578-3253

8.8        CONFLICT OF INTEREST

           CONTRACTOR shall not pay any fee, commission, rebate or anything of value to or for the benefit of any employee of COMPANY. CONTRACTOR shall use its best efforts to prevent any of its employees from engaging in activities contrary to or detrimental to the best interests of COMPANY.

8.9        WAIVER: TITLE HEADINGS: ENTIRE CONTRACT; ETC.

           Failure to enforce all or any of the terms or conditions of the Contract shall not constitute a waiver of any other right of enforcement. Each day of breach of the terms of this Contract shall be considered a separate breach, renewing the right of each Party to waive or enforce its rights.

           Article headings are for identification and convenient reference only and shall not be used in interpreting this Contract.

           This Contract and its Annexes, listed and attached, constitute the entire Contract of the parties, which can be modified only by written instrument, properly executed by duly authorized representatives of the respective parties.

           References in this Contract to any statute, statutory provision or instrument or contract shall refer to the same as, from time to time, amended, extended or reenacted.

           References to the singular include a reference to the plural and vice versa.

           In the event of one (1) or more clauses, sentences or Articles are found to be unenforceable by a court of competent jurisdiction, the remainder of this Contract shall continue in full force and effect.

           Should any provision of this Contract conflict with any Annex hereto, the parties shall seek a consistent and appropriate resolution; provided that in the event no consistent resolution is determined, the provisions of the Contract shall control over those of the Annexes.

IN WITNESS THEREOF, the parties hereto have executed this Contract as of the day and year first written above.

COMPANY:
OCCIDENTAL PHILIPPINES, INC.


By:        CARLOS A. CONTRERAS

Title:     Vice President & General Manager

CONTRACTOR:
ATWOOD OCEANICS PACIFIC LIMITED


By:        MICHAEL A. CARDENAS

Title:     Director

                                                          ANNEX D-1

                                              (Extension Period Not Exercised)

                                                          OFFSHORE

                                                      CONTRACT SUMMARY

D-1  COMPANY:                                OCCIDENTAL PHILIPPINES, INC.

D-2  COMPANY LOCAL ADDRESS:                  20th Floor, Pearlbank Centre
                                             146 Valero Street, Salcedo Village
                                             Makati City, PHILIPPINES 1227

                                             Telephone: 011-63-2-810-0292
                                             Facsimile: 011-63-2-816-4556

D-3  COMPANY REPRESENTATIVE:                 Attention: J. Scofield

D-4  COMPANY ADDRESS FOR NOTICES:            Same as above.

D-5  CONTRACTOR:                             ATWOOD OCEANICS PACIFIC LIMITED


     CONTRACTOR's ADDRESS:                   332A-11A Eleventh Floor
                                             Ampang City
                                             Jalan Ampang
                                             50450 Kuala Lumpur
                                             MALAYSIA

                                             Telephone: 011-60-3-456-9714
                                             Facsimile: 011-60-3-456-8623

D-6  CONTRACTOR's REPRESENTATIVE:            Corey H. Beckman

D-7  PAYMENT INSTRUCTIONS:                   As Specified On Each Invoice

D-8  CURRENCY OF PAYMENT:                    U.S. Dollars

D-9  AREA/COUNTRY OF OPERATION:              The Philippines

D-10 (A)      MOB                            Mabini Base, Batangas

     (B)      AOB                            Manila Airport, Manila


D-11 PRIMARY TERM:
     (01 November 1997)                      Two (2) Wells

D-12 EXTENSION PERIOD:                       See Annex D-2

D-13 WATER DEPTH:                            First Well     : 1,200 ft. maximum
                                             Second Well  : 2,500 ft. maximum

D-14 DRILLING DEPTH:                         20,000 ft. maximum

D-15 OPERATING RATE:                         USD  100,000 Per Day

D-16 STANDBY RATE:                           USD   97,500 Per Day

D-17 MOVING RATE (WELL TO WELL):             USD   97,500 Per Day

D-18 REPAIR RATE:                            USD   92,500 Per Day

D-19 LONG REPAIR RATE:                       USD   87,500 Per Day

D-20 FORCE MAJEURE RATE:                     USD   87,500 Per Day

D-21 EARLY TERMINATION RATE:                 USD   82,500 Per Day
(only applicable if two wells
  are not drilled)
                                             Primary Term: To continue for
                                             ninety (90) days less the number of
                                             day rate days prior to Early
                                             Termination.  The Mobilization Fee,
                                             if not already paid, and the
                                             Demobilization Fee remain payable.


D-22 BOARD AND LODGING RATE (IN
     EXCESS OF TEN [10] ALLOWANCE):          USD       40

D-23 COST OF A MEAL FOR INVITEES NOT
     STAYING OVERNIGHT:                      USD       10

D-24 MOBILIZATION FEE:                       USD 1,200,000
                                             Plus COMPANY to provide tow
                                             vessel(s)  from last location in
                                             Malaysia to COMPANY'S first well
                                             location.

D-25 DEMOBILIZATION FEE:                     USD   800,000

D-26 HANDLING CHARGE FOR COMPANY
ITEMS FURNISHED BY CONTRACTOR:

     UP TO USD 10,000                        5%
     ABOVE USD 10,000                        3%




D-27 GOVERNING LAW:                          English

D-28 COURTS:                                 England
                                             Philippines

D-29 WAIVER OF SUBROGATION:                  Yes

D-30 FULL VALUE OF CONTRACTOR's
DRILLING UNIT AND EQUIPMENT:                 USD 76,000,000

                                    ANNEX D-2

                          (Extension Period Excerised)

                                    OFFSHORE

                                CONTRACT SUMMARY

D-1  COMPANY:                                     OCCIDENTAL PHILIPPINES, INC.

D-2  COMPANY LOCAL ADDRESS:                       20th Floor, Pearlbank Centre
                                             146 Valero Street, Salcedo Village
                                                  Makati City, PHILIPPINES 1227

                                                  Telephone: 011-63-2-810-0292
                                                  Facsimile: 011-63-2-816-4556

D-3  COMPANY REPRESENTATIVE:                      Attention: J. Scofield

D-4  COMPANY ADDRESS FOR NOTICES:                 Same as above.

D-5  CONTRACTOR:                                ATWOOD OCEANICS PACIFIC LIMITED
     CONTRACTOR's ADDRESS:                        332A-11A Eleventh Floor
                                                  Ampang City
                                                  Jalan Ampang
                                                  50450 Kuala Lumpur
                                                  MALAYSIA

                                                  Telephone: 011-60-3-456-9714
                                                  Facsimile: 011-60-3-456-8623

D-6  CONTRACTOR's REPRESENTATIVE:                 Corey H. Beckman

D-7  PAYMENT INSTRUCTIONS:                        As Specified On Each Invoice

D-8  CURRENCY OF PAYMENT:                         U.S. Dollars

D-9  AREA/COUNTRY OF OPERATION:                   The Philippines

D-10 (A)      MOB
     (B)      AOB


D-11 PRIMARY TERM:                                Two (2) Wells
(Commencement no
earlier than 01 November 1997)

D-12 EXTENSION PERIOD:                            Period To Upgrade the Drilling
                                                  Unit Plus Three (3) Years Firm

D-13 WATER DEPTH:                                 Primary Period  :
                                                   1,200/2,500 ft. maximum (see
                                                   sequence of wells in
                                                   Annex D-1)
Extension Period:                                  3,500 ft. maximum

D-14 DRILLING DEPTH:                              20,000 ft. maximum

D-15
OPERATING RATE:               Primary Term                   Extension Period
                              USD   75,000 Per Day        USD    101,200 Per Day

D-16
STANDBY RATE:                 Primary Term                    Extension Period
                              USD   73,500 Per Day        USD     98,000 Per Day

D-17
MOVING RATE (DEMOBILIZATION TO
SHIPYARD FOLLOWING PRIMARY
TERM AND WELL TO WELL):       Primary Term                   Extension Period
                              USD   73,500 Per Day        USD     98,000 Per Day

D-18
REPAIR RATE:
                              Primary Term                  Extension Period
                              USD   69,500 Per Day        USD     94,000 Per Day

D-19
LONG REPAIR RATE:             Primary Term                  Extension Period
                              USD   65,500 Per Day        USD     89,000 Per Day

D-20
FORCE MAJEURE RATE:           Primary Term                  Extension Period
                              USD   65,500 Per Day        USD     89,000 Per Day

D-21
EARLY TERMINATION RATE:                                USD   82,500 Per Day
           Primary Term: To continue for ninety (90) days less the number of day rate days prior to Early Termination. The Initial Mobilization Fee, if not already paid, shall remain payable.
                                      PLUS
                                      Extension Period: Applicable from exercise of the Extension Period for 1,095 days less the number of day rate days performed prior to Early Termination. The Second Mobilization Fee, if not already paid, and the Demobilization Fee remain payable.

D-22 BOARD AND LODGING RATE (IN
     EXCESS OF TEN [10] ALLOWANCES):                   USD       40

D-23 COST OF A MEAL FOR INVITEES NOT
     STAYING OVERNIGHT:                                USD       10

D-24 INITIAL MOBILIZATION FEE:                         USD 1,200,000
                                                       Primary Term Only.

D-25 SHIPYARD DEMOBILIZATION FEE:     Moving   Rate   plus   provision   of  tow
                                      vessel(s)   to   Western    Anchorage   at
                                      Singapore   or   other   mutually   agreed
                                      location.

D-26 SECOND MOBILIZATION FEE:                          USD 10,200,000
           Fifty percent (50%) payable upon arrival of the Drilling Unit at the Southeast Asia shipyard. Fifty percent (50%) payable upon arrival in the Philippines ready to commence Operations. Additionally, COMPANY shall provide tow vessel(s) to move the Drilling Unit from the Southeast Asia shipyard to the first well location of the Extension Period.

D-27 FINAL DEMOBILIZATION FEE:                         USD    800,000

D-28 HANDLING CHARGE FOR COMPANY
ITEMS FURNISHED BY CONTRACTOR:

     UP TO USD 10,000                                   5%
     ABOVE USD 10,000                                   3%





D-29 GOVERNING LAW:                                    English

D-30COURTS:                                            England


D-31 WAIVER OF SUBROGATION:                            Yes

D-32 FULL VALUE OF CONTRACTOR's
DRILLING UNIT AND EQUIPMENT:                      USD 76,000,000 (Primary Term)
                                             USD 116,000.00 (Extension Period)